Exhibit 99.2
CONSULTING AND
SEPARATION AGREEMENT
     THIS CONSULTING AND SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2007 between MONTGOMERY BANNERMAN, an individual resident of the State of Florida (“Executive”), and VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, Executive has heretofore served as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors, and Executive desires to resign his positions with the Company in order to pursue other opportunities; and
     WHEREAS, the Company and Executive each desire to enter into this Agreement to set forth in writing the terms and conditions of Executive’s resignation of all positions with, and separation from, the Company, its subsidiaries and affiliates;
     NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:
     Section 1. Separation; Separation Date. The Company and Executive separate by mutual agreement, and such separation shall be deemed to be a termination of Executive’s employment by Executive under and within the meaning of Section 12.3 of that certain Executive Employment Agreement between the Company and Executive dated as of October 1, 2005 (the “Employment Agreement”). In order to effect such separation, Executive hereby resigns as a member of the Company’s Board of Directors, and as the Chief Executive Officer of the Company and from all other positions Executive holds with the Company, its subsidiaries and affiliates effective as of June 30, 2007 (the “Effective Date”).
     Section 2. Payments and Benefits. The parties agree that the following shall constitute all of the financial obligations of the Company, its subsidiaries and affiliates due to Executive:
          2.1 Continued Salary; Consultancy. From the Effective Date through the twelve (12) month anniversary of the Effective Date (the “Continuation Period”), the Company shall pay Executive his base salary at the rate of $357,500 per year in accordance with the Company’s standard payroll practices and subject to: (a) all withholdings required pursuant to any applicable local, state or Federal law; and (b) Section 7.4 below. During the Continuation Period, Executive shall be available to consult with the Company and to respond to appropriate inquiries regarding such matters pertaining to the Company’s business as may, from time to time, be reasonably requested of Executive by the Company; provided, however, that such services shall be limited to executive-level services comparable in scope to those previously performed by Executive for or on behalf of the Company. In this regard, Executive shall be available throughout the Continuation Period at reasonable times, and upon reasonable notice, to meet, in person or by telephone, with the Company for the purposes of providing such consulting services; provided further, however, that the foregoing shall not be deemed to restrict Executive from engaging in any part or full-time employment with, or providing consulting services to, someone other than the Company.
          2.2 Continued Benefits. During the Continuation Period, the Company shall provide Executive with the health insurance benefits provided to Executive immediately prior to the Effective Date (provided that the Company’s obligation hereunder with respect to such health insurance benefits shall be limited to the extent that Executive obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any health insurance benefits it is required to provide Executive so long as the aggregate coverages and benefits of the combined plans are not less favorable to Executive than the health insurance benefits required to be provided hereunder) and, after the Continuation Period, Executive shall be eligible to elect health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), it being understood that, notwithstanding anything herein to the contrary, in no event shall the Company be responsible for the continuation or payment of any short- or long-term disability benefits from or after the Effective Date.
     Section 3. Confirmation of Employment; Non-Disparagement; Public Disclosure. The Company shall confirm the dates of Executive’s employment with the Company with any future potential employer of Executive upon inquiry thereby. The Company agrees not to take any action or say anything to any person, including, without limitation, any future potential employer of Executive, that criticizes or disparages Executive or harms Executive’s reputation. All requests for confirmation of Executive’s dates of employment with the Company should be directed to the Chief Financial Officer of the Company at 400 Galleria Parkway Suite 200, Atlanta, Georgia 30339. Executive shall not direct potential employers to contact anyone else with the Company. The Company shall make public disclosure regarding the matters addressed herein in accordance with the Company’s reporting obligations and otherwise in its discretion, provided that such public disclosure shall be reasonably satisfactory to Executive.
     Section 4. General Release By Executive.
          (a) Executive hereby acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action (in law or in equity), suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, directly or indirectly, personally or in a representative capacity, at any time against the Company or any of its agents, attorneys, assigns, heirs, executors, executives, administrators, committees, subsidiaries, affiliates, fiduciaries, trustees, beneficiaries, participants, personal and/or legal representatives and any benefit plans sponsored by the Company (the “Company Released Parties”) by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to and including the date of this Agreement, whether based on a constitution, statute, regulation, agreement or the common law (“Company General Release”); provided, however, nothing herein shall release the Company Released Parties from the Company’s obligations under this Agreement. This Company General Release includes, without limitation, all claims, manner of actions, causes of action (in law or in equity), suits or requests for attorney’s fees and/or costs under the Executive Retirement Income

Security Act of 1974; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967 (the “ADEA”); the Older Worker’s Benefits Protection Act (the “OWBPA”); the Rehabilitation Act of 1973; COBRA; the Occupational Safety and Health Act; the National Labor Relations Act; 42 U.S.C. §§ 1981 through 1988; any Federal, state or local law regarding retaliation for protected activity or interference with protected rights; and any state or local law, including, without limitation, the Georgia Constitution; and all claims under Georgia public policy or common law, including, without limitation, common law claims of outrageous conduct, intentional or negligent infliction of emotional distress, negligent hiring, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination of employment, interference with employment relationship, civil rights, fraud and deceit and all other claims of any type or nature, including all claims for damages, wages, compensation, vacation, reinstatement, medical expenses, punitive damages, and claims for attorneys’ fees. Except as set forth herein, Executive and the Company intend that this Company General Release shall discharge all claims against the Company and all other Company Released Parties to the full and maximum extent permitted by law, but not in excess of that permitted by law.
          (b) Except as necessary to enforce the terms of this Agreement, or as otherwise permitted by law, Executive covenants and agrees not to sue the Company or any other Company Released Party concerning any of the matters covered by this Agreement.
          (c) Executive warrants and represents that Executive has filed no administrative action against the Company or any other Company Released Party with any local, state or Federal agency. Executive further warrants and represents that Executive is not a plaintiff or claimant in any lawsuit or any other action filed in any jurisdiction against the Company or any other Company Released Party.
          (d) Executive acknowledges and agrees that, in regard to Executive’s release and waiver of claims under the ADEA and the OWBPA, as set forth in Section 4(a), Executive was informed that Executive does not waive age rights or claims that may arise after the date this Agreement is executed and that Executive has twenty-one (21) days after receiving this Agreement within which to consider this Agreement. If Executive executes this Agreement before the end of such twenty-one (21)-day period, then Executive acknowledges that Executive’s decision to do so was knowing, voluntary and not induced by fraud, misrepresentation or a threat to withdraw, alter or provide different terms prior to the expiration of such twenty-one (21)-day period. Executive further acknowledges that this Agreement is effective and enforceable against Executive upon Execution’s execution hereof, subject to Executive’s revocation of Executive’s release of any claim under the ADEA in accordance with Section 4(e) hereof. Executive further understands and acknowledges that if Executive revokes such release, this Agreement shall become null, void and of no effective, and Executive will lose all benefits under this Agreement, including, without limitation, the payments and benefits contemplated by Section 2 hereof.
          (e) Executive understands that Executive has seven (7) days following Executive’s execution of this Agreement to revoke Executive’s release of any claim under the ADEA in this Agreement. Executive further understands that, if Executive elects to revoke Executive’s release of any claim under the ADEA in this Agreement, Executive must provide notice to the Company as set forth in Section 7.9 hereof within the applicable period for revocation.
          (f) Notwithstanding any provision of this Agreement (including the attachments and appendices hereto) which may be to the contrary, the Company agrees that it will defend and indemnify Executive against any legal action, proceeding, claim or charge, action and/or proceeding commenced by a third party (collectively referred to as a “Claim”) against Executive, individually and/or with others, to the same and fullest extent that he would have been entitled to be defended and/or indemnified against same under any law, rule, regulation, statute, or under any Company by-law, policy, practice, rules, regulations or applicable insurance policy(s) in effect and/or applicable to the period during which Executive was employed by the Company and/or the date on which each such Claim is made or asserted. Provided further, and notwithstanding any other provision in this Agreement or the Company General Release given by Executive hereunder to the contrary, nothing in this Agreement is intended to waive or release any rights and benefit entitlements which Executive may otherwise have arising out of his participation, if any, in any employee benefit, pension, retirement, deferred compensation, Savings and Investment or 401(k) plan(s), stock, option, equity plan(s), maintained by the Company during the term of Executive’s employment. The provisions of this Section 4(f) shall survive execution of this Agreement. The indemnification provisions of this Section 4(f) are not intended to enlarge Executive’s rights with respect to indemnification beyond those provided under any law, rule, regulation, statute, or under any Company by-law, policy, practice, rules, regulations or applicable insurance policy(s) in effect and/or applicable to the period during which Executive was employed by the Company and/or the date on which each such Claim is made or asserted.
     Section 5. General Release By the Company. The Company, for itself and on behalf of its directors, officers, subsidiaries, affiliates, successors and assigns, hereby acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action (in law or in equity), suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, directly or indirectly, personally or in a representative capacity, at any time against Executive or, to the extent applicable, any and all of Executive’s heirs, personal representatives, administrators, affiliates, predecessors, successors and assigns, as the case may be (“Executive Released Parties”), by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to and including the date of this Agreement whether based on a constitution, statute, regulation, agreement or the common law; provided, however, nothing herein shall release the Executive Released Parties from Executive’s obligations under this Agreement or under the Employment Agreement to the extent the provisions thereof survive the termination of Executive’s employment thereunder (for the avoidance of doubt, Section 8 of the Employment Agreement survives the termination of Executive’s employment thereunder and remains in effect and the Company’s rights thereunder are not released hereby). Except as set forth herein, Executive and the Company intend that this release shall discharge all claims against Executive and all other Executive Released Parties to the full and maximum extent permitted by law, but not in excess of that permitted by law.

     Section 6. Additional Acknowledgements, Representations and Warranties.
          6.1 Executive hereby represents and warrants to the Company and acknowledges that:
               (a) This Agreement is the result of a compromise and shall never at any time or for any purpose be construed as an admission by the Company of any liability, and that the Company specifically disclaims any liability to Executive or to any other person or entity.
               (b) Executive has had full and adequate opportunity to discuss and consider Executive’s claims. This Agreement is written in a manner that Executive understands. Executive has been advised to consult with Executive’s attorney prior to deciding whether to enter into this Agreement.
               (c) The promises, releases and covenants made in this Agreement by Executive are granted in exchange for the consideration set forth in Section 2 hereof, which is in addition to anything of value to which Executive is entitled.
               (d) In executing this Agreement, Executive has not relied upon any written or oral representations or statements not expressly made a part hereof made by any person with regard to the subject matter, basis, or effect of this Agreement.
               (e) This Agreement is executed by Executive knowingly and voluntarily, and that Executive has not been coerced in any way to execute this Agreement, and that no promise or inducement has been offered or made except as set forth in Section 2 hereof.
               (f) Executive has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein, and Executive agrees to indemnify, defend, and hold the Company and all other Company Released Parties harmless from any and all claims based on or arising out of any such assignment or transfer, or purported assignment or transfer, of any claims, or any portion thereof or interest therein, including, without limitation, all attorney’s fees and expenses incurred by the Company or any other Company Released Party in the defense thereof.
          6.2 The Company hereby represents and warrants to Executive that the execution, delivery, and performance of this Agreement by the Company have been authorized by all necessary actions on the part of the Company.
     Section 7. Miscellaneous.
          7.1 Binding Effect; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the Executive, Executive’s executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns. This Agreement shall not be assignable by Executive, and shall be assignable by the Company to any corporation or other entity resulting from any reorganization, merger or consolidation of the Company with any other corporation or entity or to any corporation or entity to, or with which, the Company’s business or substantially all of its assets may be sold, exchanged or transferred.

          7.2 Governing Law; Arbitration. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of laws. Any controversy or claim arising out of or related to this Agreement, including any dispute regarding the validity or scope of this Agreement, shall be settled and decided by one arbitrator pursuant to arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“Rules”), as then in effect, unless the parties hereto agree otherwise in writing. Any such arbitration shall be held and conducted in Atlanta, Georgia within 90 days of the appointment of the arbitrator, in accordance with the provisions set forth in said Rules. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

Initials of Parties:

MB
MK
          7.3 Invalid Provisions. With the exception of the provisions set forth in Section 4, the parties hereto agree that: (a) the agreements, provisions and covenants contained in this Agreement are several and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision, and covenant constitutes an enforceable obligation between the Company and Executive; and (b) neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted. The parties hereto further agree that, if any of the provisions of Section 4 hereof are illegal, invalid or unenforceable, then the Company may, at its option, declare this entire Agreement null and void.
          7.4 Effect of Breach of this Agreement or Section 8 of Employment Agreement. Without intending to limit the remedies available to the Company for a breach by Executive of the provisions hereof or of Section 8 of the Employment Agreement, in the event that Executive breaches any of the provisions hereof or of such Section 8, then the Company shall give written notice thereof to Executive in accordance with Section 7.9 hereof, and if such breach is capable of being cured and Executive fails to cure such breach within five (5) days after his receipt of such notice, then: (a) the Company shall be relieved of its obligation to make any payments to Executive pursuant to Section 2.1 hereof; and (b) any options to acquire the Company’s common stock held by Executive (to the extent vested and not exercised) shall immediately terminate; provided, however, that, notwithstanding the foregoing to the contrary, if an arbitration is commenced to arbitrate the alleged breach by Executive of any of the provisions hereof or of such Section 8, the Company shall make the payments that it would otherwise be relieved from making pursuant to the foregoing clause (a) to a third party escrow agent mutually acceptable to the parties to hold and disburse at the direction of the arbitrator upon the conclusion of such arbitration proceeding.
          7.5 Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof, except that Executive’s obligations under (a) the Employment Agreement to the extent the provisions thereof survive the termination of Executive’s employment thereunder and (b) Verso Technologies Security and Confidential Information Agreement by and between Executive and the Company (the “Information Agreement”) shall continue to be governed by such agreements; provided, however, that if the terms of the Employment Agreement or the Information Agreement conflict with the terms hereof, the terms of this Agreement will control, and if the terms of the Information Agreement conflict with the terms of the Employment Agreement, the terms of the Employment Agreement will control. Except as set forth in the preceding sentence, all statements relating to the subject matter hereof and writings which pre-date the execution hereof are superseded hereby.
          7.6 Equitable Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in this Agreement. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of this Agreement or the continuation of any such breach without the necessity of proving actual damages and without posting any bond or other security, and may seek to specifically enforce the terms of this Agreement.
          7.7 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Agreement.
          7.8 Legal Fees. Each party hereto shall be responsible for its own, and not the other party’s, legal fees incurred in connection herewith.
          7.9 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and
If to Executive, addressed to:
Montgomery Bannerman

16485 Collins Ave. #1134

Miami, FL 33160

If to the Company, addressed to:
Verso Technologies, Inc.
400 Galleria Parkway, Suite 200
Atlanta, Georgia 30339
Attn: Chief Financial Officer

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.
          7.10 Facsimile Signature; Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
          7.11 Waiver. The waiver by either party hereto of a breach of any provision, agreement or covenant of this Agreement by the other party hereto shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by such other party hereto.
          7.12 Amendment. This Agreement may be modified only by written instrument signed by each of the parties hereto.
[Signatures on following page]

     IN WITNESS WHEREOF, Executive has executed and delivered this Agreement, and the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized, all as of the day and year written below.

/s/ Montgomery Bannerman

MONTGOMERY BANNERMAN

Date:	07/04/07

VERSO TECHNOLOGIES, INC.

By:	/s/ Martin D. Kidder

Its:	CFO

Date:	7/4/07